Exhibit 99.1

Cable One Announces Pricing of Upsized Private Offering of Convertible Senior Notes

Company Release -
3/2/2021

PHOENIX – (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (“Cable One” or the “Company”) today announced the pricing of a private offering (the “Offering”) of $500.0 million aggregate principal amount of its 0.00% convertible senior notes due 2026 (the “2026 Notes”) and $300.0 million aggregate principal amount of its 1.125% convertible senior notes due 2028 (the “2028 Notes” and, together with the “2026 Notes”, the “Notes”). The size of the Offering was increased from the previously announced $400.0 million in aggregate principal amount of 2026 Notes and $200.0 million in aggregate principal amount of 2028 Notes. The Offering is expected to close on March 5, 2021, subject to customary closing conditions. Cable One has granted the initial purchasers of the Notes an option to purchase up to an additional $75.0 million principal amount of 2026 Notes and up to an additional $45.0 million principal amount of 2028 Notes, in each case, exercisable within a period of 13 days from the date the Notes are first issued.

The Notes will be senior unsecured obligations of Cable One and will be guaranteed by Cable One’s wholly owned domestic subsidiaries that guarantee its senior secured credit facilities or that guarantee certain of its capital markets indebtedness.

The 2026 Notes will not bear regular interest, and the principal amount of the 2026 Notes will not accrete. The 2028 Notes will bear interest at a rate of 1.125% per annum. Interest on the 2028 Notes will be payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2021, unless earlier repurchased, converted or redeemed. The 2026 Notes are scheduled to mature on March 15, 2026, and the 2028 Notes are scheduled to mature on March 15, 2028. The initial conversion rate for each of the 2026 Notes and the 2028 Notes will be 0.4394 shares of Cable One’s common stock per $1,000 principal amount of 2026 Notes and 2028 Notes, as applicable (equivalent to an initial conversion price of $2,275.83 per share of common stock). The initial conversion price of each of the 2026 Notes and the 2028 Notes represents a premium of 25.0% and 25.0%, respectively, over the last reported sale price of $1,820.83 per share of Cable One’s common stock on March 2, 2021.

The Notes will be convertible at the option of the holders into cash, shares of Cable One’s common stock or a combination thereof at Cable One’s election. Prior to the close of business on the business day immediately preceding December 15, 2025, the 2026 Notes will be convertible at the option of the holders only upon the satisfaction of specified conditions and during certain periods. On or after December 15, 2025, holders may convert their 2026 Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the relevant maturity date. Prior to the close of business on the business day immediately preceding December 15, 2027, the 2028 Notes will be convertible at the option of the holders only upon the satisfaction of specified conditions and during certain periods. On or after December 15, 2027, holders may convert their 2028 Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the relevant maturity date. If the Company undergoes certain fundamental changes, holders of each series of Notes may require the Company to repurchase for cash all or part of their Notes of such series at a purchase price equal to 100% of the principal amount of the Notes of such series to be repurchased, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date.

Cable One may not redeem the 2026 Notes prior to March 20, 2024 and it may not redeem the 2028 Notes prior to March 20, 2025. On or after March 20, 2024 and prior to December 15, 2025, Cable One may redeem for cash all or any portion of the 2026 Notes, at its option, and on or after March 20, 2025 and prior to December 15, 2027, Cable One may redeem for cash all or any portion of the 2028 Notes, at its option, in each case, if the last reported sale price per share of common stock has been at least 130% of the conversion price for such series of Notes then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Cable One provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Cable One provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes of such series to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

In addition, following certain corporate events that occur prior to the maturity date of any Notes of a series or if Cable One delivers a notice of redemption in respect of any Notes of a series, in certain circumstances, the conversion rate applicable to such series of Notes will be increased for a holder who elects to convert any of such Notes in connection with such a corporate event or convert any of such Notes called (or deemed called) for redemption during the related redemption period, as the case may be.

Cable One intends to use the net proceeds from the Offering for general corporate purposes, including to finance a portion of the purchase price in connection with the acquisition of the equity interests in Hargray Acquisition Holdings, LLC (“Hargray”) that Cable One does not already own.

The Notes and the guarantees thereof are being offered in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the guarantees thereof are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act.

The Notes, the guarantees thereof and any shares of common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes, the guarantees thereof or the shares of common stock issuable upon conversion of the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, strategy, acquisitions and strategic investments, dividend policy, financial results and financial condition as well as anticipated impacts from, and the Company’s responses to, the COVID-19 pandemic. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in any forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the Company’s Form 10-K for the year ended December 31, 2020 (the “Form 10-K”) as filed with the SEC:

●	the duration and severity of the COVID-19 pandemic and its effects on the Company’s business, financial condition, results of operations and cash flows;
●	rising levels of competition from historical and new entrants in the Company’s markets;
●	recent and future changes in technology;
●	the Company’s ability to continue to grow its business services products;
●	increases in programming costs and retransmission fees;
●	the Company’s ability to obtain hardware, software and operational support from vendors;
●
uncertainties as to the timing of the Company’s acquisition of the equity interests in Hargray that it does not already own (the “Hargray transaction”), and the risk that the Hargray transaction may not be completed in a timely manner or at all, including failure to receive any required regulatory approvals (or any conditions, limitations or restrictions placed in connection with such approvals);

●	risks that the Company may fail to realize the benefits anticipated as a result of the Hargray transaction;
●	business uncertainties that the Company and Hargray will be subject to while the Hargray transaction is pending that could adversely affect the Company’s and Hargray’s businesses;
●	risks relating to existing or future acquisitions and strategic investments by the Company;
●	risks that the implementation of the Company’s new enterprise resource planning system disrupts business operations;
●	the integrity and security of the Company’s network and information systems;
●	the impact of possible security breaches and other disruptions, including cyber-attacks;
●	the Company’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
●	legislative or regulatory efforts to impose network neutrality and other new requirements on the Company’s data services;
●	additional regulation of the Company’s video and voice services;
●	the Company’s ability to renew cable system franchises;
●	increases in pole attachment costs;
●	changes in local governmental franchising authority and broadcast carriage regulations;
●	the potential adverse effect of the Company’s level of indebtedness on its business, financial condition or results of operations and cash flows;
●	the restrictions the terms of the Company’s indebtedness place on its business and corporate actions;
●	the possibility that interest rates will rise, causing the Company’s obligations to service its variable rate indebtedness to increase significantly;
●	the Company’s ability to continue to pay dividends;
●	provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes;
●	adverse economic conditions;
●	fluctuations in the Company’s stock price;
●	dilution from equity awards and potential stock issuances;
●	damage to the Company’s reputation or brand image;
●	the Company’s ability to retain key employees;
●	the Company’s ability to incur future indebtedness;
●	provisions in the Company’s charter that could limit the liabilities for directors; and
●	the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to the Form 10-K as filed with the SEC.

Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Trish Niemann
Senior Director, Corporate Communications 602-364-6372
patricia.niemann@cableone.biz

Steven Cochran
Chief Financial Officer
investor_relations@cableone.biz